UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Unitil Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend its Current Report on Form 8-K, which was filed with the SEC on October 18, 2013.

Item 4.01 Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of the Company annually reviews the qualifications, performance and independence of the Company’s independent registered public accounting firm in accordance with regulatory requirements and guidelines.

In 2013, in conjunction with the annual review process, the Audit Committee issued a Request For Proposal and conducted a selection process in order to retain an independent registered public accounting firm to perform annual audit and quarterly review services for fiscal year 2014. As a result of this process, on September 19, 2013, the Audit Committee chose Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2014. On September 25, 2013, the Company informed Deloitte of the Audit Committee’s selection of Deloitte, to be effective upon the Company’s formal engagement of Deloitte. This selection was subject to Deloitte’s normal client acceptance processes, which were subsequently completed. Deloitte was selected from among a number of firms, including McGladrey LLP (“McGladrey”), the Company’s independent registered public accounting firm at the time, that were invited to submit proposals. The decision to engage Deloitte was confirmed by the Audit Committee at its meeting on January 27, 2014. On January 29, 2014, the Company engaged Deloitte to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2014.

During the Company’s two most recent fiscal years ended December 31, 2012 and December 31, 2013, and through January 29, 2014, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On September 25, 2013, the Company informed McGladrey of the Audit Committee’s decision to dismiss McGladrey as the Company’s independent registered public accounting firm effective upon completion of its audit of the Company’s financial statements for the year ended December 31, 2013 and the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2013. The decision to dismiss McGladrey was confirmed by the Audit Committee at its meeting on January 27, 2014. On January 29, 2014, the Company’s dismissal of McGladrey as the Company’s independent registered public accounting firm became effective.

The audit reports of McGladrey on the Company’s financial statements for the fiscal years ended December 31, 2012 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2012 and 2013 and through January 29, 2014, there were (i) no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of the Securities and Exchange Commission’s (“SEC”) Regulation S-K).

The Company provided McGladrey with a copy of the disclosure in this Item 4.01 and requested that McGladrey furnish it with a letter addressed to the SEC stating whether McGladrey agrees with the Company’s statements in this Item 4.01. A copy of such letter, dated January 30, 2014, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

16.1	Letter dated January 30, 2014 from McGladrey to the SEC regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	January 30, 2014

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated January 30, 2014 from McGladrey to the SEC regarding change in certifying accountant.